CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated June 29, 2022, relating to the financial statements of Cantor Fitzgerald Sustainable Infrastructure Fund, as of April 11, 2022, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

Cohen & Company, Ltd.

Milwaukee, Wisconsin

June 29, 2022